AGREEMENT TO PROVIDE GUARANTY

     Agreement to Provide Guaranty (the "Agreement"), dated as March 13, 2003, by and among Visual Bible International, Inc., a Florida corporation (the "Company") and Elly Herbert Reisman (the "Guarantor").

     A. The Book of John, Inc. (hereinafter, "TBJ" or the "Canadian Co Producer") is an Ontario, Canada corporation and is a wholly owned Subsidiary of Visual Bible International (Canada), Inc. ("VBI Canada"). VBI Canada is an Ontario, Canada corporation and is a wholly owned Subsidiary of the Company. TBJ has negotiated a Production credit facility (the "RBC Facility") with Royal Bank of Canada ("RBC"), and, as a condition to the closing of the RBC Facility, Guarantor is required to provide RBC with limited guaranty (the "Limited Guaranty") in the amount of CDN$782,950 (approximately US$510,000).

     B. The Guarantor has agreed to provide the Limited Guaranty to RBC for and on behalf of TBJ in accordance with the terms of this Agreement in exchange for the Guaranty Consideration (as hereinafter defined), the Security (as hereinafter defined), the Registration Rights (as hereinafter defined), the Acquisition Rights (as hereinafter defined) and the Nomination Rights (as hereinafter defined).

     C. The Company has heretofore issued certain Debentures, as same may be amended from time to time, (the "Debentures") as an adjunct to the RBC Facility, and Guarantor or an Affiliate (as such term is defined under the Securities Act of 1933, as amended [the "Act"]) of Guarantor is a Holder of such Debentures; and

     D. Capitalized terms used herein but not otherwise defined shall have the meanings ascribed to them in the Debentures.

     In consideration of the parties mutual covenants and agreements contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

     1. Guaranty Consideration. In consideration for the provision of the Guarantee by Guarantor, the Company shall cause the following payments (collectively, the "Guaranty Consideration") to be made to Guarantor:

      (a) 100,000 validly issued, fully paid and non assessable shares (the "Guaranty Shares") of the $.001 par value common stock of the Company (the "Common Stock") shall be issued and delivered to Guarantor within fourteen (14) business day of the date that Guarantor provides the Guarantee to RBC (the "Guaranty Commencement Date").

      (b) In the event that the Limited Guaranty, or any portion thereof, remains binding upon the Guarantor for a period in excess of forty five (45) days after the Guaranty Commencement Date (the "Guaranty Termination Deadline Date"), then the Company shall issue and deliver 25,000 shares of Common Stock (collectively, the "Additional Guaranty Shares") to the Guarantor for each period (or part thereof) of 30 days after the Guaranty Termination Deadline Date that the Limited Guaranty remains binding upon the Guarantor. Any such Additional Guaranty Shares due to the Guarantor from the Company pursuant hereto shall be provided to Guarantor within fourteen (14) business day of the date that such Additional Guaranty Shares became due and payable to Guarantor.

      (c) If Guarantor is required to make any payment under the Limited Guaranty (a "Guaranty Payment"), then in addition to the Guaranty Shares and any Additional Guaranty Shares due hereunder, the Company shall cause a royalty per DVD Unit sold to United States and Canadian Sources (the "Guaranty Royalty") to be paid to the Guarantor in the manner as set forth hereinafter and calculated as follows:

          (1) The Guaranty Royalty shall be equal to: (i) US$3.00 for the first 300,000 DVD Units sold (the "First Guaranty Royalty"); and (ii) US$2.00 for the next 305,000 DVD Unit sold (the "Second Guaranty Royalty"). After the sale of 605,000 DVD Units and the payment of the Guaranty Royalty as required hereby, the obligation upon the Company to pay any amount of Guaranty Royalty to Guarantor shall terminate.

          (2) To the extent, however, that any Guaranty Payment is repaid to the Guarantor by the Company or by any other source on behalf of the Company (in each instance, a "Recoupment Payment") then the Second Guaranty Royalty shall be reduced by the amount of any such Recoupment Payment.

      (d) The Company shall effect payment of the Guaranty Royalty by causing an irrevocable instruction, in a form substantially the same as the form of irrevocable instruction provided to Holders of the Debentures in connection with the payment of Royalties pursuant thereto, to be sent immediately after being advised that a Guaranty Payment has been made by Guarantor to each Fulfillment Corporation utilized by the Company in connection with sales of the DVD Units from United States and Canadian sources to segregate a portion of the proceeds derived from the sale of each DVD Unit from United States and Canadian sources (the "Guaranty Royalty Retained Portion") in the amount of United States Dollars necessary to pay the Guaranty Royalties, or, in the event that proceeds of any such sale are in Canadian Dollars (the "Canadian Guaranty Royalty Retained Portion"), then the Canadian Guaranty Royalty Retained Portion shall be an amount of Canadian Dollars equal to the United States Dollar equivalent of Canadian Dollars necessary to pay the Guaranty Royalties, and the Fulfillment Corporation shall be obligated to cause the Canadian Guaranty Royalty Retained Portion to be converted into United States Dollars, and to pay Guarantor therefrom the Guaranty Royalty (each such payment to Guarantor of any Guaranty Royalty Retained Portion being defined as a "Guaranty Royalty Fulfillment Payment"). The Company shall cause each Fulfillment Corporation so utilized by the Company to commence such Guaranty Royalty Fulfillment Payments not later than the tenth day of the month commencing with the first month after receipt by each such Fulfillment Corporation of any proceeds derived from the sale of any DVD Unit from United States and Canadian sources, and such Guaranty Royalty Fulfillment Payments shall continue to be made on the tenth day of each subsequent month thereafter until the earlier to occur of: (i) Guaranty Royalties are no longer payable hereunder; or (ii) the time that such Fulfillment Corporation no longer derives any proceeds from the sale any DVD Unit from United States and Canadian sources.

     2.   Representations and Warranties of Guarantor.  The
Guarantor acknowledges, represents, warrants and agrees as follows:

      (a) The acquisition of the Guaranty Shares and the Additional Guaranty Shares involves a high degree of risk, in that:

          (1) an investment in the Guaranty Shares and the Additional Guaranty Shares is highly speculative, and only those parties that can afford the loss of the entire investment should consider investing in the Guaranty Shares and the Additional Guaranty Shares;

          (2) Guarantor may not be able to liquidate an investment in the Guaranty Shares and the Additional Guaranty Shares; and

          (3) Guarantor could sustain the loss of Guarantor's entire investment in the Guaranty Shares and the Additional
     Guaranty Shares.

      (b) This Guaranty Agreement has not been reviewed by the Securities and Exchange Commission (the "SEC") or any state securities agency. The Guaranty Shares and the Additional Guaranty Shares have not be registered under the Securities Act of 1933 (the "Act") and/or applicable state securities laws (collectively, the "Securities Laws") and are "Restricted Securities" as such term is defined by Rule 144 under the Securities Act.

      (c) Neither the SEC nor any state securities agency has made any finding or determination of the fairness or suitability for investment in or any endorsement of Company or of the Guaranty
Shares and the Additional Guaranty Shares.

      (d) The current value of the Guaranty Shares and the Additional Guaranty Shares should not be considered as an indication of any price at which the Guaranty Shares and the Additional
Guaranty Shares may be subsequently sold or the price at which any of the Guaranty Shares and the Additional Guaranty Shares may trade in the future.

      (e) In addition to the other acknowledgments, representations, warranties and agreements contained herein, Guarantor represents and warrants that he has reached the age of majority in the jurisdiction in which he resides and has the legal capacity to purchase and hold the Guaranty Shares and the Additional Guaranty Shares.

      (f) Guarantor is an accredited investor (an "Accredited
Investor") as such term is defined in Rule 501 of Regulation D promulgated under the Act in that, among other things, the personal net worth or past and anticipated income of Guarantor are in excess of the amounts required pursuant to such rule.

      (g) The Guarantor is able to bear the economic risks of the investment in the Guaranty Shares and the Additional Guaranty Shares and, consequently, without limiting the generality of the foregoing, is able to hold the Guaranty Shares and the Additional Guaranty Shares for an indefinite period of time and has a sufficient net worth to sustain a loss of the entire investment in the Guaranty Shares and the Additional Guaranty Shares in the event such loss should occur.

      (h) The Guaranty Shares and the Additional Guaranty Shares are being acquired by the Guarantor for the Guarantor's own account with no intention of selling, assigning or otherwise disposing of any participation or interest therein, and not with a view toward the distribution thereof.

      (i) The Guarantor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Guaranty Shares and the Additional Guaranty Shares and of protecting the Guarantor's interests in connection with this transaction, or Guarantor has employed the services of an investment advisor, attorney or accountant to review any documents furnished or made available by Company to Guarantor in connection with the acquisition of the Guaranty Shares and the Additional Guaranty Shares by Guarantor in order to evaluate, on behalf of Guarantor, the merits and risks of an investment in the Guaranty Shares and the Additional Guaranty Shares. The Guarantor recognizes that an investment in the Guaranty Shares and the Additional Guaranty Shares involves a high degree of risk and that the Guarantor may lose the entire investment in the Guaranty Shares and the Additional Guaranty Shares.

      (j) The terms upon which Guarantor has agreed to acquire the Guaranty Shares and the Additional Guaranty Shares is set forth in this Guaranty Agreement and the documents and instruments executed by and between Guarantor and the Company in connection therewith. Guarantor has been encouraged to review all filings of the Company with the SEC which are available at an internet site maintained by the SEC at http://www.sec.gov. THE GUARANTOR ACKNOWLEDGES THAT GUARANTOR HAS OBTAINED SUCH INFORMATION OR DATA AS GUARANTOR MAY DEEM APPROPRIATE IN ORDER TO PROVIDE THE GUARANTOR WITH THE BASIS OF MAKING AN INFORMED INVESTMENT DECISION WITH RESPECT TO THE ACQUISITION OF THE GUARANTY SHARES AND THE ADDITIONAL GUARANTY SHARES. Except as may be set forth herein, no representations or warranties have been made to Guarantor by Company or any agent, employee or affiliate of Company, as a condition to executing this Guaranty Agreement, and Guarantor is not relying on any information other than that which results from the independent investigation of Guarantor.

      (k) Guarantor understands that the Company may at anytime and from time to time offer additional securities of the Company to such parties and in such manner as may be deemed appropriate by the Company (collectively, the "Subsequent Issuances"), subject to the rights of the Guarantor in regard thereto as set forth in that certain Investor Rights Agreement (as hereinafter defined) executed even date herewith. Guarantor further understands that, subject to the Investor Rights Agreement, in connection with the Subsequent Issuances, the Company may offer rights, preferences or privileges which are more or less favorable to any potential purchaser than those offered by the Company pursuant to this Guaranty Agreement and, except to the extent indicated in the Investor Rights Agreement, the Company makes no representation or warranty to the Guarantor in regard to any term or condition that may be offered in connection with any such Subsequent Issuance. As a result of the Subsequent Issuances, the percentage ownership of the then existing stockholders of the Company will be reduced and such stockholders may experience dilution.

      (l) Guarantor understands that NOTWITHSTANDING THE FACT THAT A LIMITED PUBLIC MARKET MAY PRESENTLY EXIST FOR OTHER SECURITIES OF THE COMPANY, neither the Guaranty Shares nor the Additional Guaranty Shares can be sold publicly. Furthermore, Guarantor understands that at such time as any of the foregoing may be sold publicly, there is no assurance that a public market will then exist..

      (m) Guarantor understands that none of the Guaranty Shares and the Additional Guaranty Shares or the offer and sale thereof have been registered under the Act or under the Securities Laws, that the transfer of any and all of the foregoing is restricted and that the all of same must be held indefinitely unless any of same are subsequently registered under the Act or an exemption from
registration is available to Guarantor.   Guarantor understands that
Company is the only party that may register any of the foregoing under the Act and that Company is under no obligation to do so except as specifically set forth in that certain Registration Rights Agreement (as hereinafter defined) executed even date herewith.

      (n) The Guarantor is not acquiring the Guaranty Shares and the Additional Guaranty Shares as a result of, nor is the Guarantor aware of any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio, or presented at any seminar or meeting with respect to the Guaranty Shares and the Additional Guaranty Shares or the Company.

      (o) Guarantor understands that a legend (the "Legend") will be placed on the certificates representing the Guaranty Shares and the Additional Guaranty Shares stating that the each of same has not been registered under the Act or other applicable Securities Laws and setting forth or referring to the restrictions on transferability and sale thereof..

     3.   Representations, Warranties and Covenants  by Company.
Company hereby represents and warrants to and covenants with Guarantor that as of the date hereof and the date of issuance by the Company of the Guaranty Shares and the Additional Guaranty Shares, if any:

      (a) Company is a corporation duly organized, existing and in good standing under the laws of the State of Florida and has the corporate power to conduct the business presently conducted by it.

      (b) The execution, delivery and performance of this Guaranty Agreement by Company has been duly approved by the board of directors (the "Board") of Company and all other actions required to authorize and effect the issuance of the Guaranty Shares and the Additional Guaranty Shares has been duly taken and approved.

      (c) The Guaranty Shares and the Additional Guaranty Shares are duly authorized. The Guaranty Shares and the Additional Guaranty Shares, when issued in accordance with the terms hereof will be fully paid and non-assessable with no personal liability attaching thereto.

      (d) The authorized capital stock of the Company consists of 300,000,000 shares of Common Stock and 200,000,000 shares of preferred stock, par value $.001 per share (the "Preferred Stock"). Without giving effect to the issuance of the Common Stock issued in connection with the Units, any Other Units and any Subsequent Issuances, as of the date hereof, there are approximately 41,000,000 shares of Common Stock issued and outstanding and 1.55 million
shares of Series B Preferred Stock outstanding.   Such Series B
Preferred Stock provides, among other things, for the ability to convert the Series B Preferred Stock into 1.55 million shares of Common Stock. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require the Company to issue, sell, or otherwise cause to become outstanding additional shares of its capital stock except in connection with the Units. The Company expects to implement an incentive stock option plan as to 2.5 million or less shares of its Common Stock. The holders of outstanding shares of the Common Stock are entitled to receive dividends out of assets legally available therefor at such times and in such amounts, if any, as the Board from time to time may determine. Holders of Common Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of the Series B Preferred Stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Holders of the Common Stock are not entitled to preemptive rights, and the Common Stock is not subject to conversion or redemption.

      (e) The execution and delivery of this Guaranty Agreement, the Registration Rights Agreement (as hereinafter defined) and the Investor Rights Agreement (as hereinafter defined), the consummation of the transactions contemplated by this Guaranty Agreement, the Registration Rights Agreement and the Investor Rights Agreement (hereinafter collectively referred to as the "Related Agreements") and the issuance of the Guaranty Shares and the Additional Guaranty Shares will not conflict with or result in a violation of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or asset of the Company or its Subsidiaries (as hereinafter defined) pursuant to:

          (1)   the articles of incorporation or bylaws of Company;

          (2) any bond, debenture, note or other evidence of indebtedness, any other material agreement or instrument to which Company or any of its Subsidiaries is a party or by which Company or any of the property of Company or any of its Subsidiaries may be bound; or

          (3) of any material order, rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign.

      (f) Company shall not pay any commissions or finder or other fees to any party in connection with the sale of the Guaranty Shares and the Additional Guaranty Shares.

      (g) Company shall, if Purchaser so requests, permit the transfer of the Guaranty Shares and the Additional Guaranty Shares out of the name of the Guarantor when a request therefor is accompanied by an opinion of counsel reasonably satisfactory to Company to the effect that neither the sale nor the proposed transfer results in a violation of the Act or other applicable Securities Laws and/or conformity with any Legend placed upon any document, instrument or certificate representing the foregoing.

      (h) Company shall not permit any Subsidiary to (i) undertake any financing (debt, equity or combination thereof); (ii) incur any indebtedness; (iii) permit any liens or other encumbrances on its assets (tangible or intangible); or (iv) sell all or all of its assets (tangible or intangible) other than in the ordinary course of business consistent with past practice.

      (i) For the purposes hereof, "Subsidiary" means any corporation with respect to the Company (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors. The Company presently has three (3) Subsidiaries.
All of the issued and outstanding shares of capital stock of each Subsidiary of the Company have been duly authorized and are validly issued, fully paid, and nonassessable. Company holds of record and owns beneficially all of the outstanding shares of each Subsidiary of Company, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), taxes, security interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.
There are no outstanding or authorized options, warrants, purchase rights, conversion rights, exchange rights, or other contracts or commitments that could require any of Company and its Subsidiaries to sell, transfer, or otherwise dispose of any capital stock of any of its Subsidiaries or that could require any Subsidiary of Company to issue, sell, or otherwise cause to become outstanding any of its own capital stock. There are no outstanding stock appreciation, phantom stock, profit participation, or similar rights with respect to any Subsidiary of the Company. There are no voting trusts, proxies, or other agreements or understandings with respect to the voting of any capital stock of any Subsidiary of the Company. None of the Company nor its Subsidiaries controls directly or indirectly or has any direct or indirect equity participation in any corporation, partnership, trust, or other business association which is not a Subsidiary of the Company.

      (j) No consent, waiver, approval, order or authorization of, or registration, declaration or filing with, any court, administrative agency or commission or other federal, state, county, local or foreign governmental authority, instrumentality, agency or commission ("Governmental Entity") or any third party is required by or with respect to the Company in connection with the execution and delivery of this Guaranty Agreement or the Related Agreements or the consummation of the transactions contemplated hereby or thereby, except for such consents, waivers, approvals, orders, authorizations, registrations, declarations and filings as have been obtained.

      (k) There is no action, suit or proceeding of any nature pending or, to the Company's knowledge, threatened against the Company or any Subsidiary, or their properties or any of their officers, directors or managers, in their respective capacities as such nor, to the knowledge of the Company, is there any reasonable basis therefore, except to the extent previously disclosed to Guarantor. To the Company's knowledge, there is no investigation pending or threatened against the Company or any Subsidiary, or their properties or any of their officers or directors by or before any Governmental Entity. No Governmental Entity has at any time challenged or questioned the legal right of the Company or any Subsidiary to conduct its operations as presently or previously conducted.

      (l) The execution and delivery of this Guaranty Agreement and the Related Agreements by the Company does not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default under (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation of acceleration of any obligation or loss of any benefit under (any such event, a "Conflict"): (i) any provision of the articles of incorporation or bylaws of the Company or (ii) any mortgage, indenture, lease, contract or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, the Subsidiaries or their properties or assets.

      (m) The Company and each of its Subsidiaries is not (i) in violation of its charter or bylaws; (ii) in default, and not event has occurred which with notice or lapse of time or both, would constitute a default, in the due performance or observation of any term, covenant or condition contained in any material indenture, mortgage or deed of trust, loan agreement or other material agreement or instrument to which it is a party or by which its is bound or to which any of its properties or assets is subject; or
(iii) in violation of any law ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject except in the case of clause (ii) or (iii) for any default or violation that could not reasonably be expected to result in a material adverse change in the business, financial condition, operations, results of operations, or future prospects of Company and its Subsidiaries.

      (n) Company and its Subsidiaries posses all material consents, licenses, permits, grants or other authorization issued by the Governmental Entity (i) pursuant to which the Company and its Subsidiaries currently operate or hold any interest in any of their properties or (ii) which is required for the operation of their businesses or the holding of any such interests (herein collectively called the "Company Authorizations"). The Company Authorizations are in full force and effect and constitute all the Company Authorizations required to permit the Company and its Subsidiaries to operate or conduct their businesses or hold any interest in their properties.

      (o) The Company and its Subsidiaries have filed all tax returns (federal, state and local) required to be filed by each them. All taxes shown to be due and payable on such returns, any assessments imposed and all other taxes due and payable by the Company and its Subsidiaries have been paid or will be paid prior to the time they become delinquent. Neither the Company nor any Subsidiary has been advised (a) that any of its returns, federal, state or other, have been or are being audited as of the date hereof or (b) of any deficiency in assessment or proposed judgment to its federal, state or other taxes.

      (p) The Company is not an "investment company" or an Affiliate of an "investment company" within the meaning of the Investment
Company Act of 1940, as amended (the "Investment Company Act") and the rules and regulations of the SEC thereunder.

      (q) The Company is not an "holding company" or a Subsidiary of an "holding company" within the meaning of the Public Utility
Holding Company Act of 1955, as amended (the "Public Utility Holding Company Act").

      (r) The Company and each Subsidiary maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management's general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted account principals and to maintain asset accountability; (iii) access to financial assets is permitted only in accordance with management's general or specific authorizations; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences to the necessary.

      (s) The Company and its Subsidiaries maintain commercial and general liability insurance policies of a nature and in amounts as is customary and sufficient for similarly situated businesses.

      (t) Except in connection with matters relating to the International Bible Society, the Company and its Subsidiaries have sufficient legal rights to all patents, copyrights, trade secrets, trademarks, trade names, service marks, domain names, information, proprietary rights and processes (collectively "Proprietary Information") necessary their businesses as conducted, or as reasonably contemplated to be conducted, by the Company and its Subsidiaries without any conflict with or infringement upon the rights of others. There are no outstanding options, licenses, or agreements of any kind relating to the foregoing, nor is the Company or any of its Subsidiaries bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes of any other person or entity. The Company has not received any written communications alleging that the Company or any of its Subsidiaries has violated or infringed, or that the Company or any of its Subsidiaries would, by conducting its business as proposed, violate or infringe any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.

      (u) The Company and its Subsidiaries have never owned any real property. The Company and its Subsidiaries have valid right to lease or otherwise use all items of real and personal property which are material to the businesses of the Company and its Subsidiaries, in each case, such rights are in full force and effect, are valid and binding in accordance with their respective terms of use or occupancy, and there is not, under any of the foregoing, any existing default or event of default (or event which with notice or lapse of time, or both, would constitute a default). The Company and its Subsidiaries have good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of their tangible properties and assets, real, personal and mixed, used or held for use in their businesses, free and clear of any liens, except for liens for taxes not yet due and payable and other statutory liens for amounts not yet due.

      (v) Neither the Company nor any of its Subsidiaries is bound by or subject to (and none of their assets or properties is bound by or subject to) any written or oral, express or implied, contract, commitment or arrangement with any labor union, and no labor union has requested or has sought to represent any of the employees, representatives or agents of the Company or any Subsidiary. There is no strike or other labor dispute involving the Company or any of its Subsidiaries pending, or to the best of the Company's knowledge, threatened, nor is the Company aware of any labor organization activity involving its employees or the employees of its Subsidiaries. The Company is not aware that any officer or key employee, or that any group of key employees, intends to terminate their employment with the Company or any of its Subsidiaries, nor does the Company have a present intention to terminate the employment of any of the foregoing. The Company and its Subsidiaries have complied with all applicable state and federal equal employment opportunity and other laws related to employment.

      (w) For the purposes hereof , "Prohibited Transaction" has the meaning set forth in ERISA Sec. 406 and Code Sec. 4975, "Reportable Event" has the meaning set forth in ERISA Sec. 4043, "Multiemployer Plan" has the meaning set forth in ERISA Sec. 3(37), "Fiduciary" has the meaning set forth in ERISA Sec. 3(21), "PBGC" means the Pension Benefit Guaranty Corporation; "Code" means the Internal Revenue Code of 1986, as amended; "Employee Pension Benefit Plan" has the meaning set forth in ERISA Sec. 3(2) and "Employee Welfare Benefit Plan" has the meaning set forth in ERISA Sec. 3(1).
Neither the Company nor any Subsidiary has never maintained any Employee Benefit Plan and there have been no Prohibited Transactions with respect to any Employee Benefit Plan. No Fiduciary has any liability for breach of fiduciary duty or any other failure to act or comply in connection with the administration or investment of the assets of any Employee Benefit Plan of the Company or any Subsidiary. No action, suit, proceeding, hearing, or investigation with respect to the administration or the investment of the assets of any Employee Benefit Plan is pending or, to the knowledge of the Company, threatened. Neither the Company nor any Subsidiary has ever incurred, and the Company has no reason to expect that Company or any Subsidiary will incur, any liability to the PBGC or otherwise under Title IV of ERISA or under the Code with respect to any such Employee Benefit Plan which is an Employee Pension Benefit Plan. Neither the Company nor any Subsidiary has ever contributed to or ever has been required to contribute to any Multiemployer Plan or has any liability under any Multiemployer Plan. Neither the Company nor any Subsidiary has ever maintained or contributed to, or ever has been required to contribute to any Employee Welfare Benefit Plan providing medical, health, or life insurance or other welfare-type benefits for current or future retired or terminated employees, their spouses, or their dependents.

      (x) For the purposes hereof, "Environmental, Health, and Safety Laws" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, the Resource Conservation and Recovery Act of 1976, and the Occupational Safety and Health Act of 1970, each as amended, together with all other laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) concerning pollution or protection of the environment, public health and safety, or employee health and safety, including laws relating to emissions, discharges, releases, or threatened releases of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes into ambient air, surface water, ground water, or lands or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport, or handling of pollutants, contaminants, or chemical, industrial, hazardous, or toxic materials or wastes. The Company, and its predecessors and Affiliates has, to the best knowledge of the Company, complied with all Environmental, Health, and Safety Laws, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of it alleging any failure so to comply. Neither the Company nor any Subsidiary has any liability for and neither it nor its predecessors and Affiliates has handled or disposed of any substance, arranged for the disposal of any substance, exposed any employee or other individual to any substance or condition, or owned or operated any property or facility in any manner that could form the basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against the Company or any Subsidiary for damage to any site, location, or body of water (surface or subsurface), for any illness of or personal injury to any employee or other individual, or for any reason under any Environmental, Health, and Safety Law.

      (y) To the best knowledge of the Company, neither the Company nor any director, officer, employee, agent, or other person associated with or acting on behalf of either the Company or any Subsidiary has (i) used any corporate funds for any unlawful contribution, gift, entertainment, or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic governmental official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribes, rebate, payoff, influence payment, kickback or other unlawful payment.

      (z) The Company does not own any "margin securities" as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") and none of the proceeds of the Units will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause the Guaranty Shares or the Additional Guaranty Shares to be considered a "purpose credit" within the meanings of Regulation T, U or X of the Federal Reserve Board.

      (aa) Neither the Company nor any Affiliate thereof has, directly or through any agent, sold, offered for sale, solicited offers to buy or otherwise negotiated in respect of, any security (as such term is defined in the Securities Act) which is or will be integrated with the issuance of the Guaranty Shares or the Additional Guaranty Shares in a manner that would require registration of the Guaranty Shares or the Additional Guaranty Shares under the Securities Act.

      (bb) None of the Company, any of its Affiliates or any other person acting on its behalf or their behalf has engaged, in connection with the issuance of the Guaranty Shares or the Additional Guaranty Shares in any form of general solicitation or general advertising within the meaning of Rule 502 (c) under the Securities Act.

      (cc) The Company has not taken nor will it take, directly or indirectly, any action prohibited by Regulation M under the Securities Exchange Act of 1934 (the "Securities Exchange Act") in connection with the issuance of the Guaranty Shares or the Additional Guaranty Shares.

      (dd) Neither the Company nor any of its Subsidiaries does business with the government of Cuba or with any person or Affiliate located in Cuba within the meaning of Florida Statute Section 517.075.

      (ee) Assuming the accuracy of the representations and warranties of the Guarantor contained herein and compliance by the Guarantor with the representations, warranties and covenants contained as part of the Related Agreements, the offer, sale and issuance of the Guaranty Shares or the Additional Guaranty Shares will be exempt from the registration requirements of the Securities Act, and such offer, sale and issuance complies with the requirements of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act").

     4.   Security.

      (a) As security for payment of the Guaranty Royalty (the "Guaranty Security"), the Company will provide security to the Guarantor identical in form and content to the security provided by the Company to the Holders of the Debentures (with the exception of a United States Security Agreement which will not be delivered herewith, although a Uniform Commercial Code Financing Statement will be filed on the date hereof). Such Guaranty Security shall be established by such security agreements (the "Guaranty Security Agreements") to be executed by the Company and Guarantor on the date hereof. The Guaranty Security Agreements shall be in a form identical to the form of security agreements executed by the Company and Holders of the Debentures, except as noted above.

      (b) The Guarantor covenants and agrees that Guarantor will execute and deliver an intercreditor agreement (the "Intercreditor Agreement") substantially in the form attached hereto as Exhibit
4.(b) on the date hereof.

     5. Registration Rights. The Guarantor shall be entitled to certain registration rights (the "Registration Rights") as to the Guaranty Shares and the Additional Guaranty Shares. Such Registration Rights shall be described in a registration rights agreement (the "Registration Rights Agreement") to be executed by the Company and Guarantor on the date hereof. The Registration Rights Agreement shall be in a form identical to the form of registration rights agreement executed by the Company and Holders of the Debentures.

     6. Acquisition Rights. The Guarantor shall be entitled to certain non-transferrable acquisition rights (the "Acquisition Rights") in connection with certain issuances of Common Stock (the "Subject Issuances") by the Company and, for so long as Guarantor is deemed as an Affiliate (as such term is defined under the Act) of the Company, Guarantor shall be entitled to certain director nomination rights and/or observer rights (collectively, the "Nomination Rights"). Such Acquisition Rights and Director Nomination Rights shall be described in an investor rights agreement (the "Investor Rights Agreement") to be executed by the Company and Guarantor on the date hereof. The Investor Rights Agreement shall be in a form identical to the form of investor rights agreement executed by the Company and the Holders of the Debentures.

     7.   Miscellaneous.

      (a) Amendments and Waivers. Any term of this Agreement may be amended or waived in writing and only with the written consent of the Company and the Guarantor. Any amendment or waiver effected in accordance with this paragraph shall be binding upon Guarantor and the Company.

      (b) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      (c) Entire Agreement. This Agreement and the other documents, instruments and agreements executed in connection herewith constitute the entire agreement by, between and among the parties as to the subject matter hereof and merges and supersedes any prior discussions, understandings and agreements of any and every nature by, between and among them as to the subject matter hereof.

      (d) GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED,
CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ITS CONFLICTS OF LAWS, RULES OR PRINCIPLES.

      (e) JURISDICTION AND VENUE. ANY SUIT, ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT SHALL BE BROUGHT IN THE COURTS OF NEW YORK COUNTY IN THE STATE OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK. THE PARTIES HEREBY ACCEPT THE EXCLUSIVE JURISDICTION OF THOSE COURTS FOR THE PURPOSE OF ANY SUCH SUIT, ACTION OR PROCEEDING. THE PARTIES HEREBY IRREVOCABLY WAIVE, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT ANY OF THEM MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUIT, ACTION OR PROCEEDING RISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF BROUGHT IN ANY OF THE ABOVE DESCRIBED COURTS AND HEREBY FURTHER IRREVOCABLY WAIVE ANY CLAIM THAT ANY SUIT, ACTION OR PROCEEDING BROUGHT IN NEW YORK COUNTY, NEW YORK, HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. THE PARTIES, FURTHER, CONSENT TO SERVICE OF PROCESS IN ANY SUCH ACTION OR LEGAL PROCEEDING BY MEANS OF REGISTERED MAIL OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED, IN CARE OF THE ADDRESS SET FORTH HEREIN OR SUCH OTHER ADDRESS AS EITHER PARTY MAY FURNISH IN WRITING TO THE OTHER, PROVIDED PROCESS IS ACTUALLY RECEIVED.

      (f) Notices. Unless otherwise provided, any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the United States mail as certified or registered mail with postage prepaid, and addressed to the party to be notified at such party's address as set forth as set forth in the Registration Rights Agreement or as subsequently modified by written notice.

      (g) Paragraphs and Headings. The pargraphs and headings used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

      (h) Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be automatically reformed so as to be enforceable while as nearly as possible preserving the original intent of the parties.

      (i) Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective permitted successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.


                       (Signature Page Follows)
     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to Provide Guaranty as of the date first written above.


                     Visual Bible International, Inc.


                     By: _______________________________
                      Harold Kramer, Executive
                      Vice President


                     Guarantor:



                     __________________________________
                     (Name of Investor)



                     ___________________________________
                     (Signature)



                     ___________________________________
                     (Title, if applicable)


                            Exhibit 4.(b)

                     The Intercreditor Agreement